UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 31, 2020

LIGHTNING GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

23 Creek Circle, Suite 400, Boothwyn, PA 19061

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (610) 494-5534

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On March 31, 2020, Baker Tilly Virchow Krause, LLP (“Baker Tilly”) notified the Audit Committee of Lightning Gaming, Inc. (the “Company”) that it declined to stand for reelection as the Company’s independent registered public accounting firm effective immediately.

The audit reports of Baker Tilly on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, however, the report as of and for the year ended December 31, 2019 was modified as it related to the adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-02, Leases.

During the two years ended December 31, 2019 and 2018 and the subsequent interim period through March 31, 2020, there were no disagreements between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference thereto in their reports on the consolidated financial statements for such years.

In Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, management disclosed the existence of a material weakness in internal controls over financial reporting related to the Company’s accounting and disclosure of warrants issued during 2019 and related accounting and disclosure of debt extinguishment related to the restructuring of debt and based on this material weakness, management concluded that as of December 31, 2019, internal control over financial reporting was not effective. Management has implemented remedial measures to address the material weakness which include the review of the applicable guidance and any updates to the guidance relating to fair value measurements and accounting for warrants, and reasonableness tests of the assumptions and inputs used in the fair value measurement and adjustments to the fair value of the warrant on a quarterly basis or as needed. In addition, the Company has committed to consulting with outside specialists should the need arise to assist in the analysis of complex and complicated transactions in the future such as the issuance of warrants.

During the years ended December 31, 2019 and 2018 and the subsequent interim period through April 9, 2020, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except as discussed above.

The Company furnished Baker Tilly with a copy of this disclosure on April 9, 2020, providing Baker Tilly with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Baker Tilly’s letter to the SEC is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

On April 8, 2020, the Audit Committee of the Company engaged Assurance Dimensions (“AD”) as the Company’s independent registered public accounting firm.

During the years ended December 31, 2019, and 2018, and the subsequent interim periods through April 8, 2020, neither the Company nor anyone acting on its behalf consulted AD with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that AD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter to the Securities and Exchange Commission from Baker Tilly Virchow Krause, LLP dated April 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTNING GAMING, INC.

Date: April 9, 2020	By:	/s/ Brian D. Haveson
Brian D. Haveson Chief Executive Officer